Exhibit 10.3

The obligations evidenced hereby are subordinated in the priority order listed below, and more particularly in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated March 30, 2011 by and among Sovereign – Emerald Crest Capital Partners II, LP, Pacific Specialty Insurance Company (collectively the “Senior Lenders”) and Emerald Crest Management Company, LLC, as agent for the Senior Lenders (“Agent”),  IU HOLDINGS, LP (“Tier 2 Junior Lender”), IU INVESTMENTS, LLC (“Tier 3 Junior Lender”), INTERNET UNIVERSITY, INC. (“Internet University”, and the party identified as “Lender” below), MARC BLUMBERG (“Blumberg”), and MARC A. PICKREN (“Pickren”, and collectively with Internet University and Blumberg, the “Tier 4 Junior Lenders”), and INTERNET UNIVERSITY, INC. (a second time, “Tier 5 Junior Lender”), as defined as to all in the Subordination Agreement.  Lender, together with the other Tier 4 Junior Lenders, is senior to the loan and security interest of the Tier 5 Junior Lender, Ned B. Timmer  (“Tier 6 Junior Lender”), and Scott N. Beck (“Tier 7 Junior Lender”).  The Tier 5 Junior Lender, the Tier 6 Junior Lender and the Tier 7 Junior Lender are signatories to the Subordination Agreement, too.  Each holder of this instrument (“Promissory Note”), by its acceptance hereof, agrees (i) to be bound by the Subordination Agreement and (ii) that if and to the extent any conflict exists between the terms of this instrument and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall govern and control.

AMENDMENT NO. 4 TO PROMISSORY NOTE

AMENDMENT NO. 4 TO PROMISSORY NOTE (the “Promissory Note”), dated as of February 3, 2012 (this “Amendment”), among CORNERWORLD CORPORATION, a Nevada corporation (the “Borrower”) and INTERNET UNIVERSITY, INC. (“Lender”).

WITNESSETH:

WHEREAS, on August 27, 2008, the Borrower and the Lender thereto entered into the Promissory Note dated as of August 27, 2008 (as it may be amended from time to time, the “Promissory Note”).

WHEREAS, on March 31, 2010, the Borrower and the Lender executed Amendment No. 1 pursuant to which the parties agreed to amend the payment terms under the Promissory Note.

WHEREAS, on March 30, 2011, the Borrower and the Lender executed Amendment No. 2 pursuant to which the parties agreed to amend the payment terms under the Promissory Note.

WHEREAS, on September 6, 2011, the Borrower and the Lender executed Amendment No. 3 pursuant to which the parties agreed to amend the payment terms under the Promissory Note.

WHEREAS, the Borrower has requested, and the Lender has agreed, to amend the Promissory Note as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Promissory Note to the contrary, the parties hereto hereby agree to the following:

1.          The Applicable Interest Rate shall be 10% per annum. Interest on the Principal Sum of this Promissory Note shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year (that is, the then Applicable Interest Rate or the Default Rate, as then applicable, divided by 360) by (iii) the outstanding principal balance. Accrued interest can be cash settled on the last calendar day of each month computed based on the entire outstanding principle or may be accrued at Borrower’s choosing. Interest shall accrue on any interest payments that are not cash settled at the rate of 10% per annum on the basis of a three hundred sixty-five (360) day year and actual days elapsed until such time as the interest payment is cash settled. All accrued interest payments shall mature on March 31, 2016.

2.          The Borrower hereby authorizes the Lender, and the Lender hereby agrees, to cause the following legends to be clearly, conspicuously and prominently inserted on the original of the Promissory Note, in each case following the signature of the Borrower:

“This Promissory Note has been amended by Amendment No. 4 to Promissory Note dated as of February 3, 2012, between CornerWorld Corporation, as maker of this Promissory Note and “Borrower” defined therein, and Internet University, Inc., as the then holder of this Promissory Note and “Lender” defined therein (“Amendment No. 4”), the provisions of which are incorporated by reference for all purposes of this Promissory Note, and each holder of this Promissory Note, by its acceptance hereof, irrevocably agrees to be bound by the provisions of Amendment No. 4.”, subject to the provisions of the Subordination Agreement dated February 3, 2012.

The Lender further agrees (a) to cause executed counterparts (or copies of executed counterparts) of this Amendment No. 4 to be stapled or otherwise firmly affixed to the Promissory Note, and (b) to furnish a copy of the Promissory Note, with such legends so inserted and with such counterparts or copies of this Amendment No. 4, to Borrower promptly after the Lender’s receipt of a fully executed counterpart of this Amendment.

All of the terms and provisions of the Promissory Note, as amended by this Amendment No. 4, remain in full force and effect. The Borrower hereby agrees that the amendments herein contained shall in no manner affect or impair the indebtedness evidenced by the Promissory Note, the obligation of the Borrower to make payment of the principal of and interest on the indebtedness evidenced by the Promissory Note in strict accordance with the face and tenor of the Promissory Note, or any of the liens or security interests securing such payment and performance.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

/s/ Scott N. Beck
By: Scott N. Beck
CORNERWORLD CORPORATION
Its: Chief Executive Officer

/s/ Doug Levy
By: Doug Levy
INTERNET UNIVERSITY, INC.
Its: Chief Executive Officer

Schedule A to Promissory Note:

Scheduled Payment Date	Amount

June 2, 2009	$31,147
March 31, 2010	$8,700
April 30, 2010	$8,700
May 31, 2010	$8,700
June 30, 2010	$8,700
July 31, 2010	$8,700
August 31, 2010	$8,700
September 30, 2010	$8,700
October 31, 2010	$8,700
November 30, 2010	$8,700
December 31, 2010	$8,700
September 30, 2012	$167,770
March 31, 2013	$254,771
March 31, 2014	$254,771
March 31, 2015	$254,771
March 31, 2016	$254,770